EXHIBIT 10.12

PROMISSORY NOTE & AGREEMENT

$100,000.00	Date: June 30, 2010

For value received, the undersigned Atossa Genetics, Inc. (the “Borrower”), at 4105 E Madison St, Suite 320 Seattle, WA 98112, promises to pay to the order of Steven Quay, (the “Lender”), at 4105 E Madison St, Suite 320, Seattle WA 98112or at such other place as the Lender may designate in writing) the sum of One Hundred Thousand Dollars ($100,000.00) with interest from June 30, 2010, on the unpaid principal at the rate of 10.00% per annum.

A loan initiation fee of $4,000.00 is charged.

The unpaid principal, initiation fee, and accrued interest shall be payable in full on, or before, December 30, 2010.

All payments on this Note shall be applied first in payment of initiation fee, then to accrued interest and any remainder in payment of principal.

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest and fee shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2) the filing of bankruptcy proceedings involving the Borrower as a debtor;

3) the application for the appointment of a receiver for the Borrower;

4) the making of a general assignment for the benefit of the Borrower’s creditors;

5) the insolvency of the Borrower;

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

This Note shall be construed in accordance with the laws of the State of Washington.

Signed this 30th day of June, 2010,

Borrower:
ATOSSA GENETICS Inc.

/s/ Robert L. Kelly
By: Robert L. Kelly
Its: President

STEVEN C. QUAY, M.D., PH.D.

/s/ Steven C. Quay